Exhibit 10.4

FORTRESS CREDIT REALTY INCOME TRUST

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of ________ ____, 20__ (the “Effective Date”), by and between Fortress Credit Realty Income Trust, a Maryland statutory trust (the “Trust”), and ___________, an individual (“Indemnitee”).

WHEREAS, Indemnitee currently serves as a Trustee (as defined below) and/or officer of the Trust and may, in connection therewith, be subjected to Proceedings (as defined below) arising from such service;

WHEREAS, the Declaration of Trust (as defined below) provides that the Trust shall indemnify, pay and advance expenses to its Trustees and officers to the maximum extent permitted by the MGCL (as defined below) and Indemnitee serves as a Trustee and/or officer of the Trust, in part, in reliance on such provisions in the Declaration of Trust; and WHEREAS, the parties desire to set forth their agreement regarding indemnification and advancement of expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Trust and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a)
“Agreement” has the meaning given to such term in the preamble.

(b)
“Board” means the board of trustees of the Trust.

(c)
“Bylaws” means the bylaws of the Trust, as amended, restated, supplemented or otherwise modified from time to time.

(d)
“Change in Control” means a change in control of the Trust occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Trust is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 50% or more of the combined voting power of all of the Trust’s then outstanding securities entitled to vote generally in the removal of Trustees and the election of Trustees to fill vacancies resulting from such removal without the prior approval of at least two-thirds (2/3) of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Trust is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds (2/3) of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) at any time, a majority of the members of the Board are not individuals (A) who were Trustees as of the Effective Date or (B) whose election by the Board or nomination for election by the Shareholders was approved by the affirmative vote of at least two-thirds of the Trustees then in office who were Trustees as of the Effective Date or whose election or nomination for election was previously so approved.

(e)
“Chosen Courts” has the meaning given to such term in Section 19.

(f)
“Company Status” means Indemnitee’s status as a current or former Trustee or director, manager, officer, partner, employee, agent or fiduciary of the Trust or any other Enterprise.

(g)
“Declaration of Trust” means the Amended and Restated Declaration of Trust of the Trust, dated June 14, 2024, as amended, restated, supplemented or otherwise modified from time to time.

(h)
“Disinterested Trustee” means a Trustee who is not and was not a party to the Proceeding in respect of which indemnification or advance of Expenses is sought by Indemnitee.

(i)
“Disputes” has the meaning given to such term in Section 18(a).

(j)
“Effective Date” has the meaning given to such term in the preamble.

(k)
“Enterprise” means the Trust and any other statutory trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Trust as a trustee, director, manager, officer, partner, employee, agent or fiduciary.

(l)
“Exchange Act” means the Securities Exchange Act of 1934.

(m)
“Expenses” means all expenses, including all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court or arbitration costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond or other appeal bond or its equivalent.

(n)
“Indemnitee” has the meaning given to such term in the preamble.

(o)
“Independent Counsel” means a law firm, or a member of a law firm, selected by the Trust and reasonably acceptable to Indemnitee, that is experienced in matters of business law and neither is, nor in the past five (5) years has been, retained to represent:  (i) the Trust or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If, within twenty (20) days after submission by Indemnitee of a written demand for indemnification pursuant to Section 8(a), no Independent Counsel shall have been selected and agreed to by Indemnitee, either the Trust or Indemnitee may petition a Chosen Court (as defined in Section 19) for the appointment as Independent Counsel of a law firm, or a member of a law firm, selected by the court or by such other person as the court shall designate, and the law firm, or a member of a law firm, so appointed shall act as Independent Counsel hereunder.

(p)
“MGCL” means the Maryland General Corporation Law.

(q)
“MSTA” means the Maryland Statutory Trust Act.

(r)
“Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a governmental entity, a trust, a joint venture, a joint stock company or another entity or organization.

(s)
“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand or discovery request or any other actual, threatened or completed proceeding, whether brought by or in the right of the Trust or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any related appeal, in each case, except one initiated by Indemnitee pursuant to Section 10.

(t)
“Shareholders” means the holders of record of the Shares as maintained in the books and records of the Trust or its transfer agent.

(u)
“Shares” means shares of beneficial interest of the Trust.

(v)
“Trust” has the meaning given to such term in the preamble.

(v)
“Trustee” means a trustee of the Trust.

Section 2. Services by Indemnitee. Indemnitee serves or will serve in the capacity or capacities set forth in the first recital above. However, this Agreement shall not impose any independent obligation on Indemnitee or the Trust to continue Indemnitee’s service to the Trust. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not be deemed an employment contract between the Trust (or any other entity) and Indemnitee, supersede any employee agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

Section 3. Indemnification - General. The Trust shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by the MGCL, the Declaration of Trust and the Bylaws; provided, however, that no change in the MGCL shall have the effect of reducing the benefits available to Indemnitee hereunder based on the MGCL as in effect on the Effective Date. The rights of Indemnitee provided in this Section 3 shall include the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the MGCL, as applicable to a Maryland statutory trust by virtue of Section 12-403(b) of the MSTA, the Declaration of Trust or the Bylaws.

Section 4. Proceedings Other Than Derivative Proceedings by or in the Right of the Trust. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be, made a party or a witness to, or otherwise participate in, any Proceeding, other than a derivative Proceeding by or in the right of the Trust (or, if applicable, such other Enterprise at which Indemnitee is or was serving at the request of the Trust). Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding by reason of Indemnitee’s Company Status unless it is finally determined that such indemnification is not permitted by the MGCL, the Declaration of Trust or the Bylaws.

Section 5. Derivative Proceedings by or in the Right of the Trust. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be, made a party or a witness to, or otherwise participate in, any derivative Proceeding brought by or in the right of the Trust (or, if applicable, such other Enterprise at which Indemnitee is or was serving at the request of the Trust). Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding unless it is finally determined that such indemnification is not permitted by the MGCL, the Declaration of Trust or the Bylaws.

Section 6. Indemnification for Expenses of a Party Who is Partly Successful. Without limitation on Section 4 or Section 5, if Indemnitee is not wholly successful in any Proceeding covered by this Agreement, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Trust shall indemnify Indemnitee under this Section 6 for all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7. Advancement of Expenses. The Trust, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee may be involved, or is threatened to be involved, including as a party, a witness or otherwise, by reason of Indemnitee’s Company Status, within ten (10) days after the receipt by the Trust of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall be preceded or accompanied by (a) a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized by the MGCL, the Declaration of Trust and the Bylaws has been met and (b) a written undertaking by or on behalf of Indemnitee, in substantially the form of Exhibit A hereto or in such other form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to any claims, issues or matters in the Proceeding as to which it shall be finally determined that the standard of conduct has not been met and which have not been successfully resolved as described in Section 6. For the avoidance of doubt, the Trust shall advance Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such a Proceeding pursuant to this Section 7 until it is finally determined that Indemnitee is not entitled to indemnification under the MGCL, the Declaration of Trust or the Bylaws in respect of such Proceeding. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 7 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. At Indemnitee’s request, advancement of any such Expense shall be made by the Trust’s direct payment of such Expense instead of reimbursement of Indemnitee’s payment of such Expense.

Section 8. Procedure for Determination of Entitlement to Indemnification.

(a)
To obtain indemnification under this Agreement, Indemnitee shall submit to the Trust a written demand therefor, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Trust shall, promptly upon receipt of such a demand for indemnification, provide copies of the demand to the Board.

(b)
Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred or if, after a Change in Control, Indemnitee shall so request, (A) by the Board (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Trustees, or (B) if a quorum of the Board consisting of Disinterested Trustees is not obtainable or, even if obtainable, such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board, by the Shareholders (other than Trustees and officers who are parties to the Proceeding); and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Any Independent Counsel, member of the Board or Shareholder shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(c)
The Trust shall pay the fees and expenses of Independent Counsel, if one is appointed, and shall agree to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement as such pursuant hereto.

Section 9. Presumptions and Effect of Certain Proceedings.

(a)
In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(b)
It shall be presumed that Indemnitee has at all times acted in accordance with the standard of conduct necessary for indemnification by the Trust as authorized by the MGCL, the Declaration of Trust and the Bylaws. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Without limitation of the foregoing, Indemnitee shall be deemed to have acted in accordance with the standard of conduct necessary for indemnification by the Trust as authorized by the MGCL, the Declaration of Trust and the Bylaws if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge or actions, or failure to act, of any trustee, director, manager, officer, partner, employee, agent or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(c)
The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not in and of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the standard of conduct required for indemnification.

Section 10. Remedies of Indemnitee.

(a)
If (i) a determination is made pursuant to Section 8(b) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 7, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) within thirty (30) days after receipt by the Trust of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 within ten (10) days after receipt by the Trust of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall (A) unless the Trust demands arbitration as provided by Section 18, be entitled to an adjudication in a Chosen Court or (B) be entitled to seek an award in arbitration as provided by Section 18, in each case of Indemnitee’s entitlement to such indemnification or advance of Expenses.

(b)
In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Trust shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. In the event that a determination shall have been made pursuant to Section 8(b) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 8(b).

(c)
If a determination shall have been made pursuant to Section 8(b) that Indemnitee is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the demand for indemnification.

(d)
In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration as provided by Section 18 to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement by the Trust, or to recover under any directors’ and officers’ liability insurance policies maintained by the Trust, the Trust shall indemnify Indemnitee against any and all Expenses reasonably incurred by Indemnitee in such judicial adjudication or arbitration and, if requested by Indemnitee, the Trust shall (within ten (10) days after receipt by the Trust of a written demand therefor) advance, to the extent not prohibited by applicable law, the Declaration of Trust or the Bylaws, any and all such Expenses.

(e)
The Trust shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such judicial proceeding or arbitration that the Trust is bound by all the provisions of this Agreement.

(f)
Interest shall be paid by the Trust to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Trust pays or is obligated to pay for the period (i) commencing with either the tenth (10th) day after the date on which the Trust was requested to advance Expenses in accordance with Section 7 or the thirtieth (30th) day after the date on which the Trust was requested to make the determination of entitlement to indemnification under Section 8(b), as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Trust.

Section 11. Defense of the Underlying Proceeding.

(a)
Indemnitee shall notify the Trust promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Trust’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually so prejudiced.

(b)
Subject to the provisions of the last sentence of this Section 11(b) and of Section, the Trust shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Trust shall notify Indemnitee of any such decision to defend within fifteen (15) days following receipt of notice of any such Proceeding under Section 11(a), and the counsel selected by the Trust shall be reasonably satisfactory to Indemnitee. The Trust shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10 or Section 17.

(c)
Notwithstanding the provisions of Section 11(b), if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Company Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Trust, or (iii) the Trust fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which shall not be unreasonably withheld, at the expense of the Trust. In addition, if the Trust fails to comply with any of its obligations under this Agreement or in the event that the Trust or any other Person (on behalf of the Trust) takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Trust (subject to Section 10(d)), to represent Indemnitee in connection with any such matter.

Section 12. Liability Insurance.

(a)
To the extent the Trust maintains an insurance policy or policies providing liability insurance for any of its Trustees or officers, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Trustee and/or officer during Indemnitee’s tenure as a Trustee and/or officer and, following a termination of Indemnitee’s service in connection with a Change in Control, for a period of six (6) years thereafter.

(b)
If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Trust has directors’ and officers’ liability insurance in effect, the Trust shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Trust shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)
In the event of any payment by the Trust under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Trust shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

Section 13. Non-Exclusivity; Survival of Rights.

(a)
The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust or the Bylaws, any resolution of the Board or an agreement approved by the Board to which the Trust is a party, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Company Status prior to such amendment, alteration or repeal. To the extent that a change in the MGCL permits greater indemnification to Indemnitee than would be afforded currently under the MGCL, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change if permitted by the MGCL. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)
The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 14. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct necessary for indemnification by the Trust as authorized by the MGCL, the Declaration of Trust and the Bylaws or due to the provisions of Section 17, then, with respect to any Proceeding in which the Trust is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Trust, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Trust hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

Section 15. Binding Effect.

(a)
The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Trust), shall continue as to an Indemnitee who has ceased to be a Trustee or director, manager, officer, partner, employee, agent or fiduciary of the Trust or a trustee, director, manager, officer, partner, employee, agent or fiduciary of another Enterprise which such Person is or was serving at the request of the Trust, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(b)
Any successor of the Trust (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business or assets of the Trust shall be automatically deemed to have assumed and agreed to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform if no such succession had taken place, provided that no such assumption shall relieve the Trust of its obligations hereunder. To the extent required by applicable law to give effect to the foregoing sentence and to the extent requested by Indemnitee, the Trust shall require and cause any such successor to expressly assume and agree to perform this Agreement by written agreement in form and substance satisfactory to Indemnitee.

(c)
The Trust and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Trust acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Trust hereby waives any such requirement of such a bond or undertaking.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Limitation and Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, (a) any indemnification or advance of Expenses to which Indemnitee is otherwise entitled under the terms of this Agreement shall be made only to the extent such indemnification or advance of Expenses does not conflict with applicable Maryland law and (b) Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (i) the Proceeding is brought to enforce rights under this Agreement, the Declaration of Trust, the Bylaws or liability insurance policy or policies, if any, or (ii) the Declaration of Trust, the Bylaws, a resolution of the Board or an agreement approved by the Board to which the Trust is a party expressly provides otherwise. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Trust in the following circumstances: (a) if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or (b) if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standard of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

Section 18. Arbitration.

(a)
Any disputes, claims or controversies regarding Indemnitee’s entitlement to indemnification or advancement of Expenses hereunder or otherwise arising out of or relating to this Agreement, including any disputes, claims or controversies brought by or on behalf of a party hereto or any holder of equity interests (which, for purposes of this Section 18, shall mean any shareholder of record or any beneficial owner of equity interests or any former shareholder of record or beneficial owner of equity interests) of a party, either on his, her or its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of equity interests of a party against a party or any of their respective trustees, directors, members, officers, managers, agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this Section 18 or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes, shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the procedures set forth under Section 13.4 of the Bylaws captioned “Procedures for Arbitration of Disputes.”

(b)
The number of arbitrators, place of arbitration, terms of discovery, awards, costs and expenses, appeals, finality, and beneficiaries of arbitration, shall be as set forth in Section 13.4 of the Bylaws.

Section 19. Venue. Each party hereto agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”). Solely in connection with claims arising under this Agreement, each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding, (v) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 23 and (vi) agrees to request and/or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated by this Agreement to the Chosen Courts’ Business and Technology Case Management Program, or similar program. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law. A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 18, this Section 19 shall not preempt resolution of the Dispute pursuant to Section 18.

Section 20. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party hereto need not sign the same counterpart.

Section 21. Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by e-mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to the other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by fax or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 22. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to, or shall, constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 23. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:

(a)
If to Indemnitee, to: The address set forth on the signature page hereto.

(b)
If to the Trust to:

Fortress Credit Realty Income Trust
c/o FCR Advisors LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: _________
Email: ________

or to such other address as may have been furnished to Indemnitee by the Trust or to the Trust by Indemnitee, as the case may be.

Section 24. Governing Law. The provisions of this Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflicts of laws rules.

Section 25. Interpretation.

(a)
Generally. Unless the context otherwise requires, as used in this Agreement: (i) words defined in the singular have the parallel meaning in the plural and vice versa; (ii) masculine pronouns shall include the feminine and neuter; (iii) “Articles,” “Sections,” and “Exhibits” refer to Articles, Sections and Exhibits of this Agreement unless otherwise specified; (iv) “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (v) the term “including” shall mean “including, without limitation”.

(b)
Additional Interpretive Provisions. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit to this Agreement, but not otherwise defined therein, shall have the meaning as defined in this Agreement, and capitalized terms used in this Agreement but not otherwise defined herein, shall have the meaning as defined in the Declaration of Trust or Bylaws, as applicable. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder and any successor statute or statutory provision. References to any agreement are to that agreement as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. Reference to any agreement, document or instrument means the agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust

By:
Name: Name of Authorized Signatory
Title: Title of Authorized Signatory

[INDEMNITEE]

Name: Name of Indemnitee
Address: Address of Indemnitee

[Signature Page to Indemnification Agreement of Fortress Credit Realty Income Trust]

EXHIBIT A

FORM OF AFFIRMATION AND
UNDERTAKING TO REPAY EXPENSES ADVANCED

To the Board of Trustees of Fortress Credit Realty Income Trust:

This affirmation and undertaking is being provided pursuant to that certain Indemnification Agreement, dated _______ ____, 20__ (the “Indemnification Agreement”), by and between Fortress Credit Realty Income Trust, a Maryland statutory trust (the “Trust”), and the undersigned Indemnitee, pursuant to which I am entitled to advancement of expenses in connection with [Description of Claims/Proceeding] (together, the “Claims”). Terms used, and not otherwise defined, herein shall have the meanings specified in the Indemnification Agreement.

I am subject to the Claims by reason of my Company Status or by reason of alleged actions or omissions by me in such capacity.

I hereby affirm my good faith belief that the standard of conduct necessary for my indemnification has been met.

In consideration of the advancement of Expenses by the Trust for attorneys’ fees and related expenses incurred by me in connection with the Claims (the “Advanced Expenses”), I hereby agree that if, in connection with a proceeding regarding the Claim, it is ultimately determined that I am not entitled to indemnification under applicable law, the Declaration of Trust, the Bylaws or the Indemnification Agreement with respect to an act or omission by me, then I shall promptly reimburse the portion of the Advanced Expenses relating to the Claim(s) as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 5 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to specific Claims, I agree that such Advanced Expenses may be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking to Repay Expenses Advanced on _______________, 20___.

INDEMNITEE:

Name:

 A-1